Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.2

Adamis Pharmaceuticals Provides Update on Litigation with Belcher Pharmaceuticals

SAN DIEGO, CA --(July 24, 2019)- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) (“Adamis”) announced today  that Adamis and Belcher Pharmaceuticals, LLC (“Belcher”) agreed to settle all previously filed litigation between the parties, including the case filed by Adamis in the United States District Court for the Middle District of Florida in which Adamis was seeking a declaratory judgment of non-infringement of certain patents in which Belcher claimed rights, relating to certain methods of preparing epinephrine solutions (“Patent Case”), and the inter partes review proceeding filed by Adamis in the United States Patent and Trademark Office requesting a formal review the validity of certain aspect of Belcher’s patents (“IPR”).

Under the terms of the settlement agreement, Adamis agreed to voluntarily withdraw both the Patent Case and IPR and Belcher agreed to provide Adamis a worldwide, non-exclusive, fully paid-up, royalty-free license relating to Belcher’s patents for Adamis’ epinephrine injection product, SYMJEPI™, and agreed not to make future claims of infringement relating to Adamis’ naloxone injection product candidate, ZIMHI™. The parties agreed to file requests of voluntary dismissal in the Florida court and USPTO, as appropriate.

About Adamis

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease and allergy. The company’s SYMJEPI™ (epinephrine) Injection 0.3mg and SYMJEPI (epinephrine) Injection 0.15mg products are FDA approved for use in the emergency treatment of acute allergic reactions, including anaphylaxis. Adamis is developing additional products, including the company’s ZIMHI™ naloxone injection product candidate for the treatment of opioid overdose, and a metered dose inhaler and dry powder inhaler product candidates for the treatment of asthma and COPD. The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs and certain nonsterile drugs for human and veterinary use, to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States.

Adamis Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future results of operations, including, but not limited results of operations and financial position. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements are only predictions, are not guarantees, involve known and unknown risks, uncertainties and other factors, and concern matters that could subsequently differ materially from those described in this press release, which may cause Adamis' actual results to be materially different from those contemplated by these forward-looking statements. Forward-looking statements concerning our anticipated future activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities. As discussed in our filings with the Securities and Exchange Commission, we may require additional funding, and there are no assurances that such funding will be available if required. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks, and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its most recent annual report on Form 10-K and our subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.